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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-62723) pertaining to The Price Enterprises 1995 Combined Stock Grant and Stock Option Plan, As Amended and The Price Enterprises Directors' 1995 Stock Option Plan, As Amended of our report dated January 19, 2001 (except for Note 13, as to which the date is January 26, 2001), with respect to the consolidated financial statements and schedules of Price Enterprises, Inc. included in this Amendment No. 2 to the Annual Report (Form 10-K/A) for the year ended December 31, 2000.

/s/ ERNST & YOUNG LLP
San Diego, California May 22, 2001

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  EXHIBIT 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS